EXHIBIT 23.2



                                                 	Exhibit 23.2


                   	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants, we hereby consent to the incorporation by reference of our reports dated April 17, 1996 on the consolidated financial statements (and schedule) of The Quick & Reilly Group, Inc.
and subsidiaries incorporated by reference (included) in the Company's
Annual Report on Form 10-K for the year ended February 29, 1996, into this Registration Statement on Form S-8 and the Company's previously filed Registration Statement on Form S-8 (No. 33-48555).


                                       							Arthur Andersen LLP

New York, New York
August 14, 1996